UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                       January 6, 2014

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 6, 2014, ARMOUR Residential REIT, Inc. (“ARMOUR”) confirmed that a monthly cash dividend rate of $0.05 per share will be payable to holders of ARMOUR common stock for each of the three months in the first quarter of 2014, as set forth below:

Holder of Record Date	Payment Date

January 15, 2014	January 30, 2014
February 14, 2014	February 27, 2014
March 17, 2014	March 28, 2014

Additionally, ARMOUR confirmed on January 6, 2014 that monthly cash dividend rates of $0.171875 and $0.1640625 per share will be payable to holders of ARMOUR Series A Preferred Stock and Series B Preferred Stock, respectively, for each of the three months in the first quarter of 2014 as set forth below:

Holder of Record Date	Payment Date

January 15, 2014	January 27, 2014
February 15, 2014	February 27, 2014
March 15, 2014	March 27, 2014

A copy of ARMOUR's press release confirming the common stock and preferred stock dividends is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release confirming the Q1 2014 common stock dividends, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release confirming the Q1 2014 common stock dividends, Series A Preferred Stock dividends and Series B Preferred Stock dividends, dated January 6, 2014